EXHIBIT 23.2

CONSENT OF MILLER AND LENTS, LTD.

Miller and Lents, Ltd.

International Oil and Gas Consultants

Twenty-Seventh Floor

1100 Louisiana

Houston, Texas 77002-5216

June 30, 2008

XTO Energy Inc.

810 Houston Street

Fort Worth, Texas 76102

Re:	Securities and Exchange Commission
Form S-8 Registration Statement

The firm of Miller and Lents, Ltd. hereby consents to the use of its name and to the reference to its report dated February 13, 2008, regarding the XTO Energy Inc. Proved Reserves and Future Net Revenues as of December 31, 2007, which is included in the XTO Energy Inc. Annual Report on Form 10-K for the year ended December 31, 2007, and incorporated by reference in this Registration Statement on Form S-8 of XTO Energy Inc.

Miller and Lents, Ltd. has no interests in XTO Energy Inc. or in any affiliated companies or subsidiaries and is not to receive any such interest as payment for such reports and has no director, officer, or employee otherwise connected with XTO Energy Inc. We are not employed by XTO Energy Inc. on a contingent basis.

Yours very truly,

MILLER AND LENTS, LTD.

By:	/s/ James Pearson
James Pearson
Chairman